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                                                            EXHIBIT 21

                       SUBSIDIARIES OF STANHOME INC.

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                                                            Other Names
                                    Jurisdiction            Under Which
Name                                of Organization   Business is Conducted
Collector Appreciation, Inc.        Delaware

Consumer Products Group, Inc.       Florida

Cosmhogar, S.A.                     Spain

Enesco Corporation                  Ohio              The Back Door Store
                                                      Via Vermont

Enesco European Giftware Group
      Limited                       England

Enesco Import GmbH                  Germany

Enesco International Ltd.           Delaware

Enesco International (H.K.)
      Limited                       Hong Kong

Enesco Worldwide Holdings, Inc.     Delaware

Hamilton Collection (Deutschland)
      GmbH                          Germany

Hamilton Worldwide Holdings, Inc.   Delaware

Heinz Deichert GmbH                 Germany

Julie Paradis S.A.R.L.              France

N.C. Cameron & Sons Limited         Ontario, Canada

Nuova Lunaria S.r.L.                Italy

Permis de Construire S.A.           France

Sports Impressions, Inc.            Delaware

Stanesco Holding S.A.               France

Stanhome Capital, Inc.              Delaware

Stanhome de Colombia Ltda.          Colombia

Stanhome de Mexico, S.A. de C.V.    Mexico

Stanhome European Development
      Center, S.A.                  Spain

Stanhome Financial ATC Limited      Ireland

Stanhome Panamericana, C.A.         Venezuela

Stanhome plc                        England
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Stanhome S.A.                       France

Stanhome, S.A.                      Spain

Stanhome S.p.A.                     Italy

Stanhome Trading Company d.o.o.     Slovenia

Stanhome West Germany Limited       Delaware

Stanhome Worldwide Direct
      Selling Group, Inc.           Delaware

Stanley Home Produtos de
      Limpeza Ltda.                 Brazil

The Hamilton Collection, Inc.       Florida           The Hamilton Group

Trans Europ Diffusion S.A.          France

Via Vermont, S.A. de C.V.           Mexico

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All of the above-listed subsidiaries are included in the Company's consolidated financial statements for all of both 1994 and 1995, except for Collector Appreciation, Inc., which began operations in February, 1994; Enesco European Giftware Group Limited (previously Lilliput Group plc), which was acquired in October, 1994; Hamilton Collection (Deutschland) GmbH, which was organized in March, 1996; Hamilton Worldwide Holdings, Inc., which was incorporated in November, 1995; Julie Paradis S.A.R.L., which was acquired in March, 1996; Nuova Lunaria S.r.L., which was incorporated in May, 1995; Permis de Construire S.A., which was acquired in March, 1996; Stanesco Holding S.A., which was incorporated in February, 1996; Stanhome de Colombia Ltda., which was incorporated in October, 1995; Stanhome Financial ATC Limited, which was incorporated in October, 1994; Stanhome plc, which was incorporated in June, 1994; Stanhome Worldwide Direct Selling Group, Inc., which began operations in March, 1995; and Trans Europ Diffusion S.A., which was acquired in March, 1996.